UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 8, 2013

SBOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-186869	45-5355653
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

13100 Boones Ferry Road
Lake Oswego, OR 97035
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (503) 882-8980

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

On February 26, 2013, the Company filed a Prospectus as part of its Registration Statement on Form S-1 which registered a total of 2,760,000 shares of its common stock at $0.025 per share, 360,000 of which were offered by selling shareholders, and 2,400,000 of which were offered by the Company.  The Company sought to raise $60,000 under the Offering.  That Prospectus was declared effective on May 9, 2013.  Under the terms of the Prospectus, the offering of the shares by the Company stock will expire on February 3, 2014, unless extended by the Board of Directors.

On July 8, 2013, the Company closed its Offering and will not sell any additional shares under that Prospectus.  The Company sold 1,340,000 shares under the Prospectus, raising a total of $33,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                                                                                      /s/John Kitchen

                                                                                                                                                                                        John Kitchen, President